EXHIBIT 3.13
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                          CERTIFICATE OF INCORPORATION

                                       OF

                               FOAMEX MEXICO, INC.

         The undersigned, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for Foamex Mexico, Inc. (the "Corporation");

                                       I.

         The name of the corporation is Foamex Mexico, Inc.

                                      II.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended.

                                      III.

         The aggregate number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000), par value $0.01 per share. All of such shares shall be common stock of the Corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                      IV.

         The street address of the initial registered office of the Corporation is 32 Loockerman Square, Suite L-100, in the County of Kent, City of Dover, Delaware 19901 and the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                       V.

         The name and address of the Incorporator is as follows:

           NAME                     ADDRESS
           ----                     -------
           Tambra S. King           153 East 53rd Street
                                    Suite 5900
                                    New York, New York  10022


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                                      VI.

         The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons shall thereupon serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are duly elected and qualified:

           NAME                     ADDRESS
           ----                     -------
           Marshall S. Cogan        153 East 53rd Street
                                    Suite 5900
                                    New York, New York  10022
           Andrea Farace            153 East 53rd Street
                                    Suite 5900
                                    New York, New York  10022
           Robert H. Nelson         153 East 53rd Street
                                    Suite 5900
                                    New York, New York  10022
           Barry Zimmerman          153 East 53rd Street
                                    Suite 5900
                                    New York, New York 10022

                                      VII.

         Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                     VIII.

         The Corporation is to have perpetual existence.

                                      IX.

         A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

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                                       X.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful. The right to indemnification under this Article X shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article X by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director, officer, employee or agent of the Corporation at the time of such repeal or amendment.

                                      XI.

         No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be void or voidable by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may

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be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may participate thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director of officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the Corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; PROVIDED, HOWEVER, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the Corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the Corporation and shall be free in all such capacities to make investments in any kind of property in which the Corporation may make investments.

                                      XII.

         In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of the State of Delaware, the board of directors of the Corporation is expressly authorized to adopt the original by-laws of the Corporation, to amend or repeal the by-laws or to adopt new by-laws, subject to any limitations which may be contained in such by-laws.

                                     XIII.

         The Corporation reserves the right at any time, and from tine to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon

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stockholders, directors or any other persons whomsoever by and pursuant to this
Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                                      XIV.

         The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 21st day of December, 1993.


                                         /s/ Tambra S. King
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